Exhibit 10.1

AMENDMENT NO. 1

TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (this “First Amendment”) is made as of the 12th day of April, 2009, among WHOLE FOODS MARKET, INC., a Texas corporation (the “Company”), GREEN EQUITY INVESTORS V, L.P., a Delaware limited partnership, GREEN EQUITY INVESTORS SIDE V, L.P., a Delaware limited partnership (collectively, the “Initial Investors”), and THYME COINVEST, LLC, a Delaware limited liability company (together with the Initial Investors, the “Investors”), and amends that certain Securities Purchase Agreement, dated as of November 5, 2008 (the “Initial Agreement”), among the Company and the Initial Investors, as subsequently modified pursuant to that certain Joinder Agreement, dated as of December 2, 2008, among the Investors, in accordance with Section 15.5 of the Initial Agreement; the Initial Agreement as modified by the Joinder is referred to as the “Securities Purchase Agreement”.

WITNESSETH:

WHEREAS, the Company desires to modify certain terms of the Company’s Series A Preferred Stock initially issued pursuant to the Securities Purchase Agreement on December 2, 2008, on the terms and conditions contained herein; and

WHEREAS, in connection with such modification, the Company is willing to make certain representations and warranties and to agree to observe certain covenants set forth herein for the benefit of the Investors, and the Investors will rely on such representations, warranties and covenants as a material inducement to consent to the modification of the Series A Preferred Stock.

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined in this First Amendment shall have the respective meanings given them in the Securities Purchase Agreement (for the avoidance of doubt, as applicable, as amended by this First Amendment).

2. Amendment and Restatement of Statement of Designations.

2.1 Prior to the execution and delivery of this First Amendment, (x) the Board has adopted a resolution setting forth amendments to the designations, preferences and relative rights of the Series A Preferred Stock as set forth in the Amended Designations (as defined in Section 2.2 hereof) and (y) in reliance on the terms and conditions hereof, each Investor party hereto has adopted the Amended Designations by executing and delivering to the Company a written consent in the form attached hereto as Exhibit A (the “Consent”).

2.2 The Company shall deliver to the Secretary of State of the State of Texas for filing, no later than 9:30 a.m. New York City time, on the first business day following the First Amendment Effective Date, an amendment to the Company’s Restated Articles of Incorporation amending and restating the designations, preferences and relative rights of the Series A Preferred Stock in the form attached hereto as Exhibit B (the “Amended Designations”).

2.3 Subject to the terms and conditions of this First Amendment, including without limitation Sections 6.2(a) and 6.3(a) hereof, the Series A Preferred Stock and the Shares hereafter shall have the designations, preferences and relative rights set forth in the Amended Designations.

3. Amendments to Securities Purchase Agreement. Subject to Section 6.3(a) hereof, upon the occurrence of the First Amendment Effective Date the following amendments are hereby made to the Securities Purchase Agreement, with full force and effect as of the First Amendment Effective Date:

3.1 Amendment to Definition. For all purposes of the Agreement other than as used in the first sentence of Section 1.1(b) thereof, “Series A Preferred Stock” shall mean “the Company’s Series A 8.00% Redeemable Convertible Exchangeable Preferred Stock, par value $0.01 per share (the ‘Series A Preferred Stock’)”.

3.2 Amendment of Representations and Warranties of the Company. Section 2.21 of the Securities Purchase Agreement is hereby deleted and replaced in its entirety with the following:

“2.21 No Restriction on Ability to Pay Cash Dividends. The Company is not party to any contract, agreement, arrangement or other understanding, oral or written, express or implied (each, an “Arrangement”), and is not subject to any provision in its Restated Articles of Incorporation or Bylaws or other governing documents or resolutions of the Board, that restricts, limits, prohibits or prevents the Company’s ability to pay dividends in full in cash on the Shares at any time other than (x) as set forth on Schedule 2.21 to this Agreement (as such Arrangements are in effect as of the Closing) and (y) any other Arrangements in effect as of the Closing that contain provisions that restrict, limit, prohibit or prevent the Company’s ability to pay dividends in full in cash on the Shares at any time, which provisions are not more restrictive, taken as a whole, than those contained in those the Arrangements set forth on Schedule 2.21 to this Agreement (as such Arrangements are in effect as of the Closing).

3.3 Addition of Schedule 2.21. A new “Schedule 2.21” is hereby added to the end of the Securities Purchase Agreement in the form attached as Schedule 2.21 to this First Amendment.

3.4 Amendment to and Addition of Covenants. Section 6 of the Securities Purchase Agreement is hereby amended as follows:

(a) Section 6.9 of the Securities Purchase Agreement is hereby deleted and replaced in its entirety with the following:

“6.9 Prohibition on Certain Securities. For as long as any Shares remain outstanding, the Company shall not, without the prior written consent of the Holders representing at least a majority of the Shares then outstanding (which consent may be withheld in their sole discretion): (i) issue or assume any preferred stock the terms of which would result in an increase in the Liquidation Preference on the Series A Preferred Stock being treated as a property distribution pursuant to Section 305 of the Code, the Treasury Regulations promulgated thereunder or any successor provision (a “Deemed Distribution”), (ii) incur or assume or otherwise become liable for any Indebtedness that is convertible into or exchangeable for any capital stock of the Company or (iii) issue any rights, warrants, options or any other instrument that is not capital stock but is treated as “stock” for purposes of Section 305 of the Code that, in the case of securities covered by this clause (iii), have an adjustment feature or otherwise provide for a change in exercise price or other terms that would result in a Deemed Distribution with respect to any instrument treated as “stock” for purposes of Section 305 of the Code.”

(b) The following new Section 6.11 is hereby added at the end of Section 6:

“6.11 No Restrictions on Ability to Pay Cash Dividends on the Shares. For as long as any Shares remain outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any Arrangement or amend its Restated Articles of Incorporation or Bylaws or other governing documents or resolutions of the Board in a manner, that restricts, limits, prohibits or prevents (including by restricting the ability of Subsidiaries of the Company to pay dividends or make any other distributions on their capital stock, directly or indirectly, to the Company) the Company’s ability to pay dividends in full in cash on the Shares at any time. Notwithstanding the foregoing, the restrictions set forth in the first sentence of this Section 6.11 shall not apply to restrictions existing under or by reason of any agreement set forth on Schedule 2.21 to this Agreement as in effect at Closing and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that any such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not more restrictive, taken as a whole, with respect to such restrictions than those contained in those agreements as in effect at Closing.”

(c) The following new Section 6.12 is hereby added at the end of Section 6, immediately after the new Section 6.11 set forth in subclause (b) above:

“6.12 Fast-Pay Stock. The Company shall not at any time treat the Series A Preferred Stock as “fast-pay stock” as defined in Treasury Regulation Section 1.7701(l)-3(b)(2) or any successor provision.”

3.5 Amendment to Indemnity.

(a) The last sentence of Section 13(a) of the Securities Purchase Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“The indemnity provided in this Section 13(a) shall be the sole and exclusive remedy of the Indemnified Parties after the Closing for any inaccuracy or breach of the representations and warranties set forth in Sections 2.2(a), 2.2(c) and 2.18 of this Agreement.”

(b) The first sentence of Section 13(b) of the Securities Purchase Agreement is hereby amended by deleting all of the text commencing after the words “relating to or arising out of the failure of” through to the end of that sentence and replacing the deleted text with the following:

“the representations and warranties set forth in Section 2.21 of this Agreement to be true and correct as of the date of this Agreement and/or Closing and the breach or failure to comply with the covenants set forth in Section 6.9 of this Agreement at any time (the ‘Additional Indemnified Liabilities’).”

(c) The last sentence of Section 13(b) of the Securities Purchase Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“The indemnity provided in this Section 13(b) shall be the sole and exclusive remedy of the Additional Indemnified Parties after the Closing for any inaccuracy or breach of the representations and warranties set forth in Section 2.21 of this Agreement and the breach or failure to comply with the covenants set forth in Section 6.9 of this Agreement.”

3.6 Amendment to Survival. Section 15.3 of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“15.3 Survival. The representations and warranties made in Sections 2.2(a), 2.2(c) and 2.18 hereof shall survive any investigation made by any Investor, and shall survive the Closing for a period of three years thereafter, and after the third anniversary of the Closing such Sections of this Agreement shall have no further force and effect, including in respect of Section 13 hereof (subject to the penultimate sentence of Section 13(a) and the penultimate sentence of Section 13(b)); and all other representations and warranties in this Agreement shall expire at the Closing and have no further force and effect. All statements of the Company as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant to this Agreement shall be deemed to be the representations and warranties of the Company hereunder as of the date of such certificate or exhibit.”

4. Representations and Warranties. The Company hereby makes the following representations and warranties as of the date hereof:

4.1 Affirmation of Amended Representation and Warranty Set Forth in this First Amendment. The representations and warranties set forth in Section 2.21 of the Securities Purchase Agreement, after giving effect to Section 3.2 of this First Amendment, were true and correct in all material respects on and as of the date of the Initial Agreement and Closing.

4.2 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Texas; has all corporate power and authority to own its properties and conduct its business as presently conducted; and is duly qualified to do business and in good standing in each and every state in the United States of America where its business requires such qualification, except where failure to qualify would not reasonably be expected to have a Material Adverse Effect.

4.3 Authorization; Enforceable Agreement.

(a) All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this First Amendment, the filing of the Amended Designations, the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Shares and the Common Stock issuable upon conversion of the Shares has been taken, and the Securities Purchase Agreement, as amended by this First Amendment, when executed and delivered, assuming due authorization, execution and delivery of this First Amendment by the Investors, constitutes and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

(b) On or prior to the date hereof, the Board has duly adopted resolutions (i) evidencing its determination that as of the date hereof this First Amendment and the transactions contemplated hereby are fair to and in the best interests of the Company and its shareholders, (ii) approving this First Amendment and the transactions contemplated hereby, (iii) declaring this First Amendment advisable and (iv) adopting the Amended Designations and directing that the Amended Designations be submitted to the holders of Series A Preferred Stock for approval, and, as of the date hereof, such resolutions have not been rescinded, modified or withdrawn in any way. The Company has taken all actions necessary or appropriate to ensure that the restrictions on business combinations contained in Article 13.03.A of the Texas Business Corporation Act and Section 21.606 of the Texas Business Organizations Code will not apply with respect to or as a result of this First Amendment, the Amended Designations and the transactions contemplated hereby and thereby, including the issuance of Common Stock upon conversion of the Shares, without any further action on the part of the shareholders or the Board. True and complete copies of all resolutions of the Board reflecting such actions have been previously provided to the Investors. No provision of the Restated Articles of Incorporation or the Bylaws of the Company would, directly or indirectly, restrict or impair the ability of the Investors to vote, or otherwise to exercise the rights of a shareholder with respect to, the Shares (or any shares of Common Stock issuable upon conversion of the Shares) or any other shares of the Company that may be acquired or controlled by the Investors.

4.4 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Articles of Incorporation or Bylaws, each as amended and in effect as of the First Amendment Effective Date. The execution and delivery of this First Amendment, and performance of and compliance with this First Amendment and the Securities Purchase Agreement as amended hereby will not (x) result in any default or violation of the Company’s Restated Articles of Incorporation (including the Amended Designations) or Bylaws, (y) result in any default or violation of any agreement relating to its material Indebtedness or under any mortgage, deed of trust, security agreement or lease to which it is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority, or (z) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties pursuant to any such provision.

5. Consent to First Amendment. Upon the satisfaction of the conditions to the “First Amendment Effective Date” set forth in Section 6 of this First Amendment, each of the Company and the Investors party hereto hereby consents to the amendment of the Securities Purchase Agreement pursuant to and in accordance with this First Amendment. The Company acknowledges and agrees that it has verified in accordance with the Company’s register of capital stock that (1) as of the date hereof, each of the Investors identified on the signature page(s) to this First Amendment is the registered holder of Series A Preferred Stock and that, collectively, the Investors party hereto represent a majority of the shares of the Common Stock issuable or issued upon conversion of the Shares. Each Investor party hereto represents and warrants that it has not transferred any Shares registered in its name since the Closing.

6. Conditions to Effectiveness; Additional Covenants; Nullification.

6.1 Conditions to First Amendment Effective Date. The effectiveness of this First Amendment is subject to the satisfaction of each of the following conditions on the date hereof (such date, following the satisfaction of such conditions, is referred to herein as the “First Amendment Effective Date”):

(a) the receipt by the Company and the Investors of counterparts of this First Amendment which, when taken together, bear the signatures of the Company and each Investor;

(b) the receipt by the Company of Consents from Investors representing a majority of the Shares then outstanding and entitled to vote in favor of the adoption of the Amended Designations in accordance with Section 10(c)(ii) of the Statement of Designations and Article 4.03.C. of the TBCA;

(c) the Investors shall have received from (i) Baker Botts L.L.P., special Texas counsel to the Company, an opinion in the form attached hereto as Exhibit C-1; (ii) Dechert LLP, special counsel to the Company, an opinion in the form attached hereto as Exhibit D, and (iii) Hallett & Perrin, P.C., special Texas counsel to the Company, an opinion in the form attached hereto as Exhibit E, in each case dated as of the First Amendment Effective Date;

(d) the Company shall have entered into a director indemnification agreement, in the form set forth as Exhibit F hereto, with each of the New Directors;

(e) before and after giving effect to this First Amendment, the Company shall not be in breach of any of its covenants set forth in the Securities Purchase Agreement; and

(f) the representations and warranties contained in Section 4 of this First Amendment being true and correct.

6.2 Additional Covenants.

(a) The Company shall comply with the provisions of Section 2.2 hereof and, as soon as practicable thereafter, confirm that the Secretary of State of the State of Texas has endorsed as “Filed” the Amended Designations.

(b) Promptly following the issuance by the Secretary of State of the State of Texas of a certificate of amendment affixed to a copy of the Amended Designations, the Company shall cause Baker Botts L.L.P., special Texas counsel to the Company, to deliver to the Investors an opinion in the form attached hereto as Exhibit C-2.

(c) The Company shall, promptly after the First Amendment Effective Date, pay all reasonable fees and expenses of the Investors, including without limitation the fees and disbursements of New York, Texas and fund counsel to the Investors and of accounting advisors to the Investors, incurred in connection with this First Amendment and the transactions contemplated hereby.

(d) For as long as any Shares remain outstanding, the Company shall from time to time provide written notice to the Investors of each Arrangement identified by management of the Company that falls within the scope of clause (y) of Section 2.21 of the Securities Purchase Agreement as amended by this First Amendment, promptly following the identification of such Arrangement.

(e) The parties agree to treat (i) the terms of this First Amendment as constituting an exchange of preferred stock for new preferred stock in a “reorganization” as defined in Section 368 of the Code, (ii) the “new” preferred stock as being stock other than “nonqualified preferred stock” as defined in Section 351 of the Code and (iii) this First Amendment as constituting a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-3.

6.3 Nullification or Frustration of First Amendment.

(a) Notwithstanding any other provision hereof or the occurrence of the First Amendment Effective Date, if the Amended Designations is not delivered to the Secretary of State of the State of Texas for filing in accordance with Section 2.2 hereof and endorsed as “Filed” by the Secretary of State of the State of Texas on April 13, 2009, then this First Amendment shall be null and void and have no further effect, and the Securities Purchase Agreement shall continue in full force and effect without giving effect to the provisions of this First Amendment.

(b) If, after the First Amendment Effectiveness Date and the delivery of the Amended Designations to the Secretary of State of the State of Texas, the Secretary of State of the State of Texas does not accept or endorse as “Filed”, fails to issue a certificate of amendment affixed to a copy of, or otherwise rejects, the Amended Designations for any reason, then the parties hereto agree, as promptly and expeditiously as practicable, to negotiate in good faith over any modifications to the Amended Designations reasonably necessary in order to give effect to the intent of the parties hereto and successfully deliver a revised Amended Designations to the Secretary of State of the State of Texas for filing and, upon approval by each party hereto, to deliver such revised Amended Designations to the Secretary of State of the State of Texas for filing at a time to be mutually agreed.

7. Further Assurances. At any time and from time to time, upon any Investor’s request and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as such Investor reasonably deems necessary to effect the purposes of this First Amendment.

8. Full Force and Effect. This First Amendment and the Amended Designations shall be limited precisely as written and, except as expressly set forth herein and in the Amended Designations, this First Amendment and the Amended Designations shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Securities Purchase Agreement, the Statement of Designations or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Investors may now have or have in the future under or in connection with the Securities Purchase Agreement, the Statement of Designations or any of the instruments or agreements referred to therein. The Securities Purchase Agreement and the Registration Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and affirmed.

9. References. As used in the Securities Purchase Agreement, (x) the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, mean the Securities Purchase Agreement as amended by this First Amendment, and (y) the term “Statement of Designations” shall, unless the context otherwise requires, mean the Amended Designations.

10. Miscellaneous.

10.1 Governing Law. This First Amendment shall be governed in all respects by the laws of the State of New York without regard to choice of laws or conflict of laws provisions thereof that would require the application of the laws of any other jurisdiction.

10.2 Time is of the Essence. The parties acknowledge and agree that time is of the essence in the performance of the provisions of this First Amendment, including, without limitation, Sections 2.2, 6.2(a) and 6.3(b) hereof.

10.3 Survival. The representations and warranties in this agreement shall expire at the First Amendment Effective Date and have no further force and effect. Notwithstanding the foregoing or any other provision of this First Amendment, survival of the representations and warranties set forth in the Securities Purchase Agreement, after giving effect to this First Amendment, shall be governed by Section 15.3 of the Securities Purchase Agreement, after giving effect to this First Amendment.

10.4 Counterparts. This First Amendment may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format (i.e., “PDF”), each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

10.5 Titles and Subtitles. The titles and subtitles used in this First Amendment are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

WHOLE FOODS MARKET, INC.

By:	/s/ Roberta Lang
Name:	Roberta Lang
Title:	Global Vice President of Legal Affairs, Secretary and General Counsel

SIGNATURE PAGE TO THE WHOLE FOODS MARKET, INC.

AMENDMENT No. 1 to STOCK PURCHASE AGREEMENT

GREEN EQUITY INVESTORS V, L.P.

By:	GEI Capital V, LLC, its General Partner

By:	/s/ Jonathan A. Seiffer
Name:	Jonathan A. Seiffer
Title:

GREEN EQUITY INVESTORS SIDE V, L.P.

By:	GEI Capital V, LLC, its General Partner

By:	/s/ Jonathan A. Seiffer
Name:	Jonathan A. Seiffer
Title:

THYME COINVEST, LLC

By:	GEI Capital V, LLC, its Managing Member

By:	/s/ Jonathan A. Seiffer
Name:	Jonathan A. Seiffer
Title:

SIGNATURE PAGE TO THE WHOLE FOODS MARKET, INC.

AMENDMENT No. 1 to STOCK PURCHASE AGREEMENT

EXHIBIT A

FORM OF CONSENT

UNANIMOUS WRITTEN CONSENT

OF THE HOLDERS OF

SERIES A 8.00% REDEEMABLE CONVERTIBLE EXCHANGEABLE

PARTICIPATING PREFERRED STOCK

OF

WHOLE FOODS MARKET, INC.

Pursuant to Article 9.10.A of the

Texas Business Corporation Act

The undersigned, constituting all of the holders of the Series A 8.00% Redeemable Convertible Exchangeable Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of Whole Foods Market, Inc., a Texas Corporation (the “Company”), acting pursuant to the authority conferred in Article 9.10.A of the Texas Business Corporation Act and the Amended and Restated Articles of Incorporation of the Company, do hereby consent to the approval and adoption of the following resolutions to the same extent and to have the same force and effect as if approved and adopted at a meeting at which holders of all shares of the Company entitled to vote on a proposal to approve and adopt such resolutions were present and voted:

WHEREAS, the board of directors of the Company has duly adopted resolutions that, among other things, set forth the terms of a proposed amendment to the Company’s Restated Articles of Incorporation amending and restating the designations, preferences and relative rights of the Series A Preferred Stock in the form attached hereto as Exhibit A (the “Amended Designations”) and directing that such Amended Designations be submitted to the Company’s shareholders for approval; and

WHEREAS, pursuant to Section 10(c)(ii) of the Statement of Designations of the Preferred Stock, as long as any shares of the Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or the Company’s

Amended and Restated Articles of Incorporation, the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any provisions of the Amended and Restated Articles or Bylaws of the Company so as to adversely affect the relative rights, preferences, privileges or voting powers of the Series A Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, each of the undersigned hereby votes all of the shares of Series A Preferred Stock held by such person in favor of, and consents to, the adoption of the Amended Designations.

IN WITNESS WHEREOF, the undersigned have executed this consent on the dates written below.

GREEN EQUITY INVESTORS V, L.P.

By:	GEI Capital V, LLC, its General Partner

By:
Name:
Title:
Shares of Series A Preferred Stock: 324,515
Date:	April , 2009

GREEN EQUITY INVESTORS SIDE V, L.P.

By:	GEI Capital V, LLC, its General Partner

By:
Name:
Title:
Shares of Series A Preferred Stock: 97,344
Date:	April , 2009

2

THYME COINVEST, LLC

By:	GEI Capital V, LLC, its Managing Member

By:
Name:
Title:
Shares of Series A Preferred Stock: 3,141
Date:	April , 2009

3

Exhibit A

to Unanimous Written Consent

Form of Amended Designations

Filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2009.

4

EXHIBIT B

FORM OF AMENDED DESIGNATIONS

Filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2009.

EXHIBIT C-1

FORM OF OPINION OF BAKER BOTTS L.L.P.,

SPECIAL TEXAS COUNSEL TO THE COMPANY

1. The Company is a corporation incorporated under the Texas Business Corporation Act (the “TBCA”) and is validly existing and in good standing under the laws of the State of Texas.

2. The Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the First Amendment and the Amended Designations.

3. The filing of the Amended Designations with the Secretary of State of the State of Texas has been duly authorized by all necessary corporate action of the Company and by all necessary action of the Company’s shareholders. Without limiting the foregoing, pursuant to Article 4.03.C of the TBCA, no action by the holders of any outstanding shares of any class or series of the Company’s capital stock (other than the holders of the Series A Preferred Stock) is required in connection with the filing of the Amended Designations with the Secretary of State of the State of Texas. The Amended Designations, when a certificate of amendment affixed to a copy thereof is issued by the Secretary of State of the State of Texas, will be effective as an amendment to the Company’s Articles of Incorporation in accordance with the TBCA.

4. The First Amendment has been duly authorized by all necessary corporate action of the Company, and has been duly executed and delivered by the Company.

5. The execution and delivery of the First Amendment and the consummation by the Company of the transactions contemplated by the First Amendment that are scheduled to occur on the First Amendment Effectiveness Date do not on the date hereof:

(i) violate the Company’s Articles of Incorporation or By-Laws as in effect immediately before the First Amendment Effectiveness Date (taken together, the “Governing Documents”);

(ii) violate any Texas statute, Texas rule or Texas regulation applicable to the Company; or

(iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings (other than the filing of the Amended Designations with the Secretary of State of the State of Texas) to be made by the Company with, any governmental authority under any Texas statute, Texas rule or Texas regulation applicable to the Company on or prior to the date hereof that have not been obtained or made, except as may be required under state securities laws.

6. The restrictions on business combinations contained in Article 13.03.A of the TBCA and Section 21.606 of the Texas Business Organizations Code do not apply with respect to or as a result of this First Amendment, the Amended Designations and the transactions contemplated hereby and thereby, including the issuance of Common Stock upon conversion of the Shares.

7. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, with no par value (“Common Stock”), and 5,000,000 shares of Preferred Stock (“Preferred Stock”), par value $0.01.

2

EXHIBIT C-2

FORM OF OPINION OF BAKER BOTTS L.L.P.,

SPECIAL TEXAS COUNSEL TO THE COMPANY

1. The Company has the requisite corporate power and authority to perform all of its obligations under the Restated Articles.

2. The Amended Designations has been filed with, and accepted by, the Secretary of State of the State of Texas and has become effective as an amendment to the Company’s Articles of Incorporation in accordance with the Texas Business Corporation Act.

3. The consummation by the Company of the transactions contemplated by the First Amendment that were scheduled to occur commencing on the first business day after the First Amendment Effective Date and prior to or on the date hereof do not on the date hereof:

(i) violate the Company’s Articles of Incorporation or By-Laws as in effect immediately before the First Amendment Effectiveness Date (taken together, the “Governing Documents”);

(ii) violate any Texas statute, Texas rule or Texas regulation applicable to the Company; or

(iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any Texas statute, Texas rule or Texas regulation applicable to the Company on or prior to the date hereof that have not been obtained or made, except as may be required under state securities laws.

4. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved for issuance, and assuming that they were issued and delivered upon conversion of the Shares on the date hereof in accordance with the terms of the Restated Articles, would be validly issued, fully paid and nonassessable and free of preemptive rights arising from the Governing Documents. The rights, preferences and privileges of the Shares included in the Restated Articles are permitted by the TBCA.

EXHIBIT D

FORM OF OPINION OF DECHERT LLP,

SPECIAL COUNSEL TO THE COMPANY

1. Assuming the due authorization, execution and delivery of each of the Transaction Documents under the laws of the State of Texas, each of the First Amendment and the Purchase Agreement as amended by the First Amendment constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exception.

2. The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations under the First Amendment and the Purchase Agreement as amended by the First Amendment will not result in:

(i) a violation or breach of or constitute a default under the Material Agreements listed on Annex I hereto, except that the opinion expressed in this paragraph solely with respect to the third and fourth Material Agreements set forth on Annex I hereto is qualified as to our knowledge; or

(ii) a violation or breach of any statute, rule, regulation or order known to us to be applicable to the Company of a U.S. federal or New York governmental agency or body or any U.S. federal or New York court having jurisdiction over the Company.

3. No consent, approval, authorization or order of, or filing with any U.S. federal governmental agency or body or any U.S. federal court is required to be obtained or made by the Company for the consummation of the transactions contemplated by the First Amendment or the Purchase Agreement as amended by the First Amendment, other than (i) such as may be required under state securities or blue sky laws (as to which we express no opinion) and (ii) such as have been obtained prior to the date hereof.

EXHIBIT E

FORM OF OPINION OF HALLETT & PERRIN, P.C.

SPECIAL TEXAS COUNSEL TO THE COMPANY

The execution and delivery of the First Amendment and the consummation by the Company of the transactions contemplated by the First Amendment that are scheduled to occur on the First Amendment Effectiveness Date or the first business day thereafter do not on the date hereof result in the breach of or a default under any of the agreements listed on Schedule A hereto.

EXHIBIT F

FORM OF DIRECTOR INDEMNITY

Filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2009.

ii